EXHIBIT 2.2
DEED OF VARIATION
MERGER IMPLEMENTATION AGREEMENT
Excel Coal Limited ACN 002 818 699
and
Peabody Energy Corporation

TABLE OF CONTENTS

1. DEFINITIONS	1

2. VARIATION OF MERGER IMPLEMENTATION AGREEMENT	1

3. FURTHER ACTION	2

4. COUNTERPARTS	2

5. ENTIRE AGREEMENT	2

6. GOVERNING LAW AND JURISDICTION	2

7. COSTS	2

8. INTERPRETATION	2

DEED OF VARIATION – MERGER IMPLEMENTATION AGREEMENT
Made on 18th September 2006

BETWEEN	PEABODY ENERGY CORPORATION of 701 Market Street, St Louis, Missouri, USA
(‘Peabody’)
AND	EXCEL COAL LIMITED ACN 002 818 699 of Level 9, 1 York Street, Sydney, New South Wales
(‘Excel’)
BACKGROUND
A.	Peabody and Excel are parties to the Merger Implementation Agreement.

B.	The parties have agreed to enter into this Deed to vary the Merger Implementation Agreement.
OPERATIVE PROVISIONS
1.	DEFINITIONS

In this Deed, except to the extent the context otherwise requires, any term used which is defined in the Merger Implementation Agreement and not specifically defined in this Deed shall have the meaning specified in the Merger Implementation Agreement, and:

‘Deed’ means this Deed of Variation;

‘Effective Date’ means the date of this Deed; and

‘Merger Implementation Agreement’ means the agreement entitled Merger Implementation Agreement dated 6 July 2006 between Peabody and Excel.

2.	VARIATION OF MERGER IMPLEMENTATION AGREEMENT

With effect on and from the Effective Date, the parties agree to vary the terms of the Merger Implementation Agreement by:
(a)	replacing clause 4.2(b) with the following:
“4.2(b) pay each Scheme Shareholder A$9.50 cash for each Scheme Share held by that Scheme Shareholder.”;
(b)	deleting clause 3.1(k) and the definition of ‘Finance Documentation’; and

(c)	replacing clause 3.2(b) with the following:
     “3.2(b) Peabody must use its best endeavours to procure that the conditions precedent in clauses 3.1(h) and 3.1(i) are satisfied.”.

3.	FURTHER ACTION

Each party will do all things and execute all further documents necessary to give full effect to this Deed including, if required, making any amendment to the Scheme Booklet and any further application to the Court. Each party will also do all things and execute all further documents necessary to amend the Scheme Booklet to reflect any change in shareholding in Excel consequent on Peabody acquiring a 19.99% shareholding in Excel and confirms that it will seek to complete the Scheme as expeditiously as possible.

4.	COUNTERPARTS

4.1	This Deed may be executed in any number of counterparts.

4.2	All counterparts, taken together, constitute one instrument.

4.3	A party may execute this agreement by signing any counterpart.

5.	ENTIRE AGREEMENT

This agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties in respect of its subject matter.

6.	GOVERNING LAW AND JURISDICTION

6.1	This Deed is governed by the laws of New South Wales and the Commonwealth of Australia.

6.2	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

7.	COSTS

7.1	Each party must pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Deed and the proposed, attempted or actual implementation of this Deed and the Scheme.

7.2	Peabody must pay all stamp duties and any fines and penalties with respect to stamp duty in respect of this Deed or the Scheme or the steps to be taken under this Deed or the Scheme.

8.	INTERPRETATION

In this Deed, except to the extent the context otherwise requires:
(a)	the singular includes the plural and vice versa and a gender includes other genders;

(b)	a reference to a party is to be construed as a reference to a party to this Deed;

(c)	a reference to a party to this Deed or any other document or agreement includes its successors and permitted assigns;

(d)	a reference to an item in the Background, clause, schedule, annexure or appendix is a reference to an item in the Background, clause of or schedule, annexure or appendix to this Deed and references to this Deed include its schedules and any annexures;

(e)	where a word or phrase is given a particular meaning, other parts of speech or grammatical forms of that word or phrase have corresponding meanings;

(f)	a reference to a document or agreement including this Deed includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time; and

(g)	in the interpretation of this Deed, headings are to be disregarded.
EXECUTED as a deed.
SIGNED SEALED AND DELIVERED
by
EXCEL COAL LIMITED ACN 002 818 699
on 18/09/2006 by:

	/s/ Anthony J. Haggarty		/s/ Roger B. Massy-Greene
Ù	Director	Ù	Director

	Anthony J. Haggarty		Roger B. Massy-Greene

Ù	Full name of Director	Ù	Full name of Director
SIGNED SEALED AND DELIVERED
by
PEABODY ENERGY CORPORATION
on 18/09/2006 by:

Ù	/s/ Gregory H. Boyce Director	Ù	/s/ Joseph W. Bean Secretary (Assistant)

	Gregory H. Boyce		Joseph W. Bean

Ù	Full name of Director	Ù	Full name of Secretary (Assistant)